UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/26/2014

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2014, Blucora, Inc. announced that Peter Mansour will assume the role of President of Blucora's subsidiary InfoSpace LLC. As President of InfoSpace, Mr. Mansour will oversee the InfoSpace Internet search business and the HowStuffWorks.com digital content business beginning in October of 2014. Mr. Mansour joins InfoSpace from eBay, Inc., where he has served as a Vice President and as GM of eBay's Seattle office. Prior to eBay, Mr. Mansour worked at Microsoft Corporation in a variety of positions, most recently as General Manager, User Centric Advertising and Local Retail Integration. Mr. Mansour received his B.S. in Economics with minors in Engineering and Music from the University of California, San Diego. A press release announcing the appointment of Mr. Mansour is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Mansour will replace the preceding InfoSpace President, Michael Glover, who provided his notice of resignation on August 26, 2014.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: August 28, 2014	By:	/s/ Nathan Garnett
Nathan Garnett
Acting General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 28, 2014